As filed with the Securities and Exchange Commission on September 26, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GUARDIAN PHARMACY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	5912	87-3627139
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Galleria Parkway SE

Suite 800

Atlanta, Georgia 30339

(404) 810-0089

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Fred Burke

President and Chief Executive Officer

Guardian Pharmacy Services, Inc.

300 Galleria Parkway SE

Suite 800

Atlanta, Georgia 30339

(404) 810-0089

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Mark L. Hanson, Esq. Jones Day 1221 Peachtree Street NE, Suite 400 Atlanta, Georgia 30361 (404) 521-3939	Anna T. Pinedo, Esq. Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 (212) 506-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-274847)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), Guardian Pharmacy Services, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of shares of Class A common stock, par value $0.001 per share (“Class A common stock”) contemplated by the Registration Statement on Form S-1, as amended (Registration No. 333-274847) (the “Prior Registration Statement”), which the Commission declared effective on September 25, 2024.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by the Registrant by 1,437,500 shares, including 187,500 shares which may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Class A common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table (Exhibit 107) filed as an exhibit to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Number	Description

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (including on the signature page hereto)

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia on September 26, 2024.

Guardian Pharmacy Services, Inc.

By:	/s/ Fred P. Burke
Fred P. Burke
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Burke and David Morris, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement or post-effective amendment thereto to be filed with the United States Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Fred P. Burke Fred P. Burke	President and Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2024

/s/ David K. Morris David K. Morris	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 26, 2024

/s/ John Ackerman John Ackerman	Director	September 26, 2024

/s/ William Bindley William Bindley	Director	September 26, 2024

/s/ Steve Cosler Steve Cosler	Director	September 26, 2024

/s/ Randall Lewis Randall Lewis	Director	September 26, 2024

/s/ Mary Sue Patchett Mary Sue Patchett	Director	September 26, 2024

/s/ Thomas Salentine, Jr. Thomas Salentine, Jr.	Director	September 26, 2024